Exhibit 99.2

                        JOINT FILERS' NAMES AND ADDRESSES


1.  Name:    Warburg Pincus IX LLC
    Address: c/o Warburg Pincus LLC
             466 Lexington Avenue
             New York, NY 10017

2.  Name:    Warburg Pincus Partners LLC
    Address: c/o Warburg Pincus LLC
             466 Lexington Avenue
             New York, NY 10017

3.  Name:    Warburg Pincus LLC
    Address: 466 Lexington Avenue
             New York, NY 10017

4.  Name:    Warburg Pincus & Co.
    Address: c/o Warburg Pincus LLC
             466 Lexington Avenue
             New York, NY 10017

5.  Name:    Charles R. Kaye
    Address: c/o Warburg Pincus LLC
             466 Lexington Avenue
             New York, NY 10017

6.  Name:    Joseph P. Landy
    Address: c/o Warburg Pincus LLC
             466 Lexington Avenue
             New York, NY 10017